Exhibit 99.1
For Immediate Release
Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349
Waters Corporation Reports Increased First Quarter 2009 Earnings
Milford, Massachusetts, April 28, 2009 — Waters Corporation (NYSE/WAT) reported today first quarter 2009 sales of $333 million, a decrease of 10% versus sales of $372 million in the first quarter of 2008. These quarterly sales include an adverse foreign currency translation impact of approximately 5%. On a GAAP basis, earnings per diluted share (E.P.S.) for the first quarter were $0.75, compared to $0.67 for the first quarter in 2008. On a non-GAAP basis, E.P.S. were up 7% to $0.74 in the first quarter of 2009 from $0.69 in the first quarter of 2008. A reconciliation of GAAP to non-GAAP E.P.S. is attached.
Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Our sales volume in the quarter was largely in line with our expectations and reflects the tough economic environment. However, strong demand for our recurring revenue product lines combined with our ability to carefully control our costs contributed to earnings growth and strong cash generation.”
As communicated in a prior press release, Waters Corporation will webcast its first quarter 2009 financial results conference call this morning, April 28, 2009 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor” and click on the Live Webcast. A replay of the call will be available through May 5, 2009, similarly by webcast and also by phone at 203-369-3590.
About Waters Corporation:
Waters Corporation creates business advantage for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.
Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.
With revenue of $1.58 billion in 2008 and 5,000 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT
This release may contain “forward-looking” statements regarding future results and events, including statements regarding expected financial results, future growth and customer demand that involve a number of risks and uncertainties. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects”, and similar expressions are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from current economic difficulties and possible recession; the impact of changes in accounting principles and practices or tax rates, including the effect of recently restructuring certain legal entities; the ability to access capital in volatile market conditions; the ability to successfully integrate acquired businesses; fluctuations in capital expenditures by the Company’s customers, in particular large pharmaceutical companies, regulatory and/or administrative obstacles to the timely completion of purchase order documentation; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory obstacles to new product introductions; lack of acceptance of new products; other changes in the demands of the Company’s healthcare and pharmaceutical company customers; changes in distribution of the Company’s products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 4, 2009	March 29, 2008
Net sales	$333,052	$371,712
Cost of sales	127,454	155,451

Gross profit	205,598	216,261

Selling and administrative expenses (1) (2)	99,159	105,837
Research and development expenses	18,332	19,786
Purchased intangibles amortization	2,616	2,272

Operating income	85,491	88,366

Interest expense, net	(2,222)	(4,244)

Income from operations before income taxes	83,269	84,122

Provision for income taxes (3)	9,922	15,647

Net income	$73,347	$68,475

Net income per basic common share	$0.75	$0.68

Weighted-average number of basic common shares	97,304	100,401

Net income per diluted common share	$0.75	$0.67

Weighted-average number of diluted common shares and equivalents	97,927	101,983

(1)	Included in selling and administrative expenses for the three months ended April 4, 2009 are restructuring and other incremental costs of $1.0 million related to cost reduction plans.

(2)	Included in selling and administrative expenses for the three months ended April 4, 2009 are acquisition and other incremental related costs of $1.3 million related to recent acquisitions.

(3)	Included in the provision for income taxes for the three months ended April 4, 2009 is a reversal of a $4.6 million charge related to the restructuring of certain legal entities that had been expensed in the third quarter of 2008.

Waters Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	(Unaudited)
	Three Months Ended
	April 4, 2009	March 29, 2008
Reconciliation of net income per diluted share, in accordance with generally accepted accounting principles, with adjusted results:

Net income per diluted share	$0.75	$0.67

Adjustment for purchased intangibles amortization, net of tax	1,819	1,603
Net income per diluted share effect	0.02	0.02

Adjustment for restructuring, net of tax	643	—
Net income per diluted share effect	0.01	—

Adjustment for acquisition related costs, net of tax	1,078	—
Net income per diluted share effect	0.01	—

Adjustment for tax impact of restructuring certain legal entities	(4,555)	—
Net income per diluted share effect	(0.05)	—

Adjusted net income per diluted share	$0.74	$0.69

The adjusted net income per diluted share presented above is used by the management of the Company to measure operating performance with prior periods and is not in accordance with generally accepted accounting principles (GAAP). The above reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the purchased intangibles amortization, the restructuring charges, the acquisition related costs and the reversal of the tax impact of restructuring certain legal entities from its non-GAAP adjusted amounts since management believes that these items are not directly related to ongoing operations, thereby providing investors with information that helps to compare ongoing operating performance.

Waters Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands and unaudited)

	April 4, 2009	December 31, 2008
Cash, cash equivalents and short-term investments	431,272	428,522
Accounts receivable	279,345	291,763
Inventories	190,927	173,051
Other current assets	61,443	62,966
Total current assets	962,987	956,302

Property, plant and equipment, net	183,823	171,588
Other assets	527,725	495,008
Total assets	1,674,535	1,622,898

Notes payable and debt	88,059	36,120
Accounts payable and accrued expenses	255,476	253,386
Total current liabilities	343,535	289,506

Long-term debt	500,000	500,000
Other long-term liabilities	165,287	172,387
Total liabilities	1,008,822	961,893

Total equity	665,713	661,005
Total liabilities and equity	1,674,535	1,622,898